Exhibit 99.1

CareCloud Appoints Chief Strategy Officer to Lead Enterprise AI Platform as Company Enters 2026 as Its Defining AI Year

Strategic leadership alignment positions CareCloud to scale execution, expand margins, and accelerate AI-driven innovation across ambulatory and hospital markets

SOMERSET, N.J., December 29, 2025 – CareCloud, Inc. (NASDAQ: CCLD, CCLDO), (“CareCloud” or the “Company”) a leader in healthcare technology and AI-powered solutions, today announced leadership promotions designed to align the organization for its next phase of growth and to position 2026 as a defining year for enterprise AI innovation across the Company’s platform.

Effective January 1, 2026, A. Hadi Chaudhry will serve as Chief Strategy Officer, leading CareCloud’s enterprise AI vision, platform innovation, and company-wide artificial intelligence initiatives. In parallel, Stephen Snyder will serve as Chief Executive Officer, continuing to focus on disciplined execution, financial performance, margin expansion, and scaling CareCloud’s AI-enabled solutions across both ambulatory and hospital markets.

This leadership evolution reflects CareCloud’s progression to a more execution-focused operating model while dedicating senior leadership capacity to accelerating AI development as a long-term competitive advantage.

“CareCloud has built strong momentum over the last several years,” said Mahmud Haq, Executive Chairman of CareCloud’s Board of Directors. “The Company has expanded margins, strengthened its financial profile, and successfully entered the hospital software market. This leadership alignment allows management to execute with greater focus while positioning 2026 as a pivotal year for scaling enterprise AI across the CareCloud platform.”

Over the past two years, CareCloud has significantly strengthened its operational and financial foundation, delivering meaningful margin expansion, improving cash flow consistency, and remaining on track for its first year of positive earnings per share since going public. During this period, the Company also expanded into the inpatient software market through the acquisitions of Medsphere Systems and the HFMA MAP App, extending its reach across the full care continuum and materially increasing its addressable market.

“We have transformed CareCloud into a more resilient, more diversified platform,” said Stephen Snyder. “As CEO, my priority will remain disciplined execution—scaling AI-driven growth, expanding margins, and delivering sustainable value for our shareholders.”

“Artificial intelligence is rapidly reshaping healthcare operations,” said A. Hadi Chaudhry. “As Chief Strategy Officer, my focus will be on advancing our enterprise AI platform, accelerating innovation across our solutions, and ensuring CareCloud remains at the forefront of applying AI to real-world healthcare workflows. We believe 2026 represents a major inflection point for AI adoption across our client base.”

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDO) brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

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For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, and the expected results from the integration of our acquisitions. Past operational or stock price performance is not an indication of future performance.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com